                     THE HARTMARX SAVINGS-INVESTMENT PLAN
                     ------------------------------------

                             FINANCIAL STATEMENTS
                             --------------------

                          DECEMBER 31, 1995 AND 1994
                          --------------------------

                      THE HARTMARX SAVINGS-INVESTMENT PLAN
                      ------------------------------------

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------


                                                                Page
                                                                ----

 Report of Independent Accountants                                 1

 Financial Statements:

   Statement of Assets, Liabilities and Plan
     Equity at December 31, 1995 and 1994                          2

   Statement of Income and Changes in Plan
     Equity for the Year Ended December 31,
     1995                                                          3

   Notes to Financial Statements                                4-16


 Supplementary Schedule G:

  Assets Held for Investment at December 31, 1995 (Schedule G, Part I)

  Reportable Transactions - Series of Security Transactions (Schedule G, Part V)


 The information in Schedule G, Parts I and V is based on information certified by Vanguard Fiduciary Trust Company, custodian of the investment assets of The Hartmarx Savings-Investment Plan.

 Schedules not included as supplemental data have been omitted because they are not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

 June 18, 1996

 To the Participants of The Hartmarx Savings-Investment Plan and the Plan Administration Committee of Hartmarx Corporation

 In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of The Hartmarx Savings-Investment Plan at December 31, 1995 and 1994, and the results of its operations and the changes in its plan equity for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Hartmarx Corporation; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

 Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedule G, Parts I and V is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by the Employee Retirement Income Security Act of 1974. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



 PRICE WATERHOUSE LLP

 Chicago, Illinois

                     THE HARTMARX SAVINGS-INVESTMENT PLAN
               STATEMENT OF ASSETS, LIABILITIES AND PLAN EQUITY
                          DECEMBER 31, 1995 AND 1994

                                                           1995         1994
                                                        -----------  -----------
 ASSETS:
    Investments (Note 6):
      Hartmarx Corporation common stock...............  $ 6,529,911  $10,283,224
      Vanguard mutual funds:
        VFISF - GNMA Portfolio........................    5,840,029    5,508,668
        VMMR - Prime Portfolio........................    1,356,342      882,916
        Index 500 Portfolio...........................    4,993,621    3,179,087
        STAR Fund Portfolio...........................    4,838,770    3,791,988
        Primecap Fund.................................    2,707,939      505,789
        International Growth Portfolio................      759,062      382,790
      Vanguard Investment Contract Trust..............    5,544,576    6,030,278
      Unallocated deposit administration
        group annuity insurance contract..............    1,668,363    1,582,795
      Loans to participants...........................    1,270,591    1,401,100
                                                        -----------  -----------
                                                         35,509,204   33,548,635
    Due from Hartmarx Corporation:
      Employee contributions..........................      327,873      451,528
      Employee loan repayments........................       41,097       48,585
    Accrued investment income.........................          581          583
                                                        -----------  -----------
        Total Assets                                     35,878,755   34,049,331

 LIABILITIES:
    Payable to Hartmarx Corporation...................       80,843            -
    Administrative expenses payable...................            -       24,044
                                                        -----------  -----------

 TOTAL EQUITY                                           $35,797,912  $34,025,287
                                                        ===========  ===========

                See accompanying notes to financial statements.

                     THE HARTMARX SAVINGS-INVESTMENT PLAN
                STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995

    Income (loss) from:
     Mutual funds-
      Net gain on sales of investments...............  $   496,096
      Unrealized appreciation, net...................    2,247,171
                                                       -----------
        Net increase in fair value...................    2,743,267
      Dividends on shares of mutual funds............      963,475
      Earnings on money market mutual funds..........       73,122
                                                       -----------
        Net investment gain..........................    3,779,864
                                                       -----------

     Hartmarx Corporation common stock-
      Net gain on distribution of stock
       to participants...............................          935
      Net loss on sales of stock.....................     (103,253)
      Unrealized depreciation........................   (1,900,425)
                                                       -----------
        Net decrease in fair value...................   (2,002,743)

     Other investment income:
      Earnings from Vanguard Investment
       Contract Trust................................      352,517
      Interest income from participant loans.........      101,394
      Other interest income..........................       85,568
                                                       -----------

    Total income.....................................    2,316,600

    Participants' contributions......................    4,250,467
    Administrative expenses..........................       (2,370)
    Distributions to participants....................   (4,519,199)
    Transfer of participants' balances to
     benefit provider of sold subsidiary (Note 5)....     (272,873)
                                                       -----------

    Net increase in Plan equity......................    1,772,625

    Plan equity:
     Beginning of year...............................   34,025,287
                                                       -----------

     End of year.....................................  $35,797,912
                                                       ===========

                See accompanying notes to financial statements.

                     THE HARTMARX SAVINGS-INVESTMENT PLAN
                     ------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

 NOTE 1 - Plan Description:
 -------------------------

 The Hartmarx Savings-Investment Plan ("Plan") is a defined contribution plan available to employees of Hartmarx Corporation ("Hartmarx") and certain subsidiary and affiliated companies (collectively with Hartmarx, the "Employers") meeting specified requirements as to length of service and age and who are not included in a collective bargaining unit having a labor agreement providing retirement benefits. Eligible employees electing to participate in the Plan also automatically participate in The Hartmarx Retirement Income Plan, a noncontributory defined benefit plan, and, in the Hartmarx Employee Stock Ownership Plan ("ESOP"), a trusteed employee stock ownership plan. The Plan Administrator is the Plan Administration Committee of Hartmarx.

 Participant Contributions:
 -------------------------

 Participants may contribute from 1% to 16% (in whole percentages) of their annual earnings through regular payroll deductions. The first 6% of earnings contributed are considered "matched" contributions and determine the Employer contributions as described below. Contributions in excess of 6% of earnings are considered "voluntary" contributions and are not matched with any Employer contributions. At the election of the participant, participant contributions in excess of 1% of earnings may be made on a pre-tax basis under Section 401(k) of the Internal Revenue Code ("Code") (to a statutory limit of $9,240 in 1995), or on an after-tax basis; the first 1% of participant earnings contributed are on an after-tax basis. Under certain circumstances provided for by Internal Revenue Service regulations, participant contributions on both pre-tax and after-tax bases may be further limited. Refunds of participant contributions to comply with these regulations are included in distributions to participants in the accompanying financial statements. Participants may change or cease contributions without withdrawing from the Plan as participants.

 Employer Contributions:
 ----------------------

 Since 1989, Employer contributions have been made to the ESOP. During 1995, the Employer contributions were 25% of the first 1% of each participant's earnings withheld as matched contributions and 5% of all other matched participant contributions and aggregated $259,279. Employer contributions are subject to maximum limits set by the Code and incorporated in the Plan and the ESOP. Employer payments to the ESOP also include additional amounts required for interest and principal owed by the ESOP on a loan payable to Hartmarx. Employer payments to the ESOP for 1995 aggregated $2,101,779.

 Vesting:
 -------

 Participants are fully vested in their contributions to the Plan and related earnings at all times. Participants become 33-1/3% vested in Employer contributions and related earnings after three complete years of service, 66-2/3% vested after four complete years and 100% vested after five years of service. Participants also become fully vested in Employer contributions and related earnings at the earlier of (1) death; (2) reaching age 65; or, (3) upon the occurrence of certain specified events deemed to be a change in control of Hartmarx. Vesting in ESOP Employer contribution accounts and related earnings is generally on the same basis as for the Plan.

 For participants who terminate employment with an Employer, nonvested
 Employer contributions and related earnings are withheld and if the participant incurs five consecutive one year breaks in service, forfeited. Forfeitures can be applied to reduce Employer contributions for the Plan year or can be applied to pay administrative costs of the Plan.

 At December 31, 1995, the Plan's financial statements include the balance of nonvested Employer contributions and related earnings of terminated participants who had not incurred five consecutive one year breaks in service aggregating the equivalent of 11,246 shares of Hartmarx common stock with a market value of $49,203 and 1,636 units of the VMMR Prime Portfolio with a market value of $1,636.

 There are no priorities for distribution of assets upon termination of the Plan. If the Plan were terminated, participants would become fully vested in their account balances, including participant and Employer contributions and related earnings, and former participants who had not incurred five consecutive one year breaks in service would become fully vested in the balances of nonvested Employer contributions and related earnings.

 Participant Loans:
 -----------------

 Participants may borrow that portion of their account attributable to participant contributions and related earnings within percentage and dollar limits and at rates and terms permitted by the Code and specified in the Plan. Loans are repayable over periods of one to five years (usually through payroll deduction), with the exception that a loan to purchase a primary residence may be repaid over a term as long as 15 years. Interest is charged at a rate which exceeds the prime rate at the inception of the loan which, at December 31, 1995, is 1% over the prime rate. Interest and principal payments are credited directly to the borrowing participant's accounts according to the funds selected for current contributions.

 A participant receiving a loan is charged a loan origination fee of $30 and an annual administration fee of $10, which is deducted from the participant's account in each year the loan is outstanding.

 Administrative Expenses:
 -----------------------

 Administrative expenses of the Plan comprise trustee, recordkeeping, auditing and loan fees. Any administrative expenses not paid by the Plan are payable by Hartmarx. Administrative fees for 1995 of $2,370 paid by the Plan represent loan fees deducted from participant accounts. For 1995, Hartmarx paid $48,978 of direct Plan administrative fees and an additional $93,199 of fees for the joint administration of the Plan and the ESOP.

 Distributions and Withdrawals:
 -----------------------------

 Vested account balances are generally distributed upon the participant's retirement, termination of employment, disability or death. Participants may also receive vested account balances while remaining employed by an Employer upon withdrawal from the Plan, but withdrawals for participants under age 59-1/2 are generally limited to vested Employer contributions and after-tax participant contributions, except that pre-tax participant contributions may also be distributed in certain circumstances. Distributions and withdrawals are normally made in cash, except that a participant may elect to receive distributions and certain withdrawals from the Hartmarx Stock Fund and the ESOP in the form of shares of Hartmarx common stock.

 NOTE 2 - Significant Accounting Policies:
 ----------------------------------------

 The financial statements of the Plan are prepared in accordance with generally accepted accounting principles and necessarily include certain amounts based on the Plan Administrator's reasonable best estimates and judgments, giving due consideration to materiality.

 Investments in publicly-traded securities and in mutual funds are carried at published market values and net asset values, respectively. Investments in the Vanguard Investment Contract Trust, a collective investment trust, are carried at fair value which approximates the contract values of the Trust's investment contracts. The investment in the unallocated group annuity insurance contract, an investment contract, is carried at estimated fair value. Loans to participants represent the unpaid principal balance.

 Income from investments is recorded as earned. Net gain (loss) on sales of investments represents the difference between (a) the proceeds realized from the sales of mutual funds and Hartmarx common stock and (b) the market value of those investments held at the earlier of the beginning of the year or at the date of acquisition during the year. The net gain on distributions of Hartmarx common stock to participants represents the difference between the market value of the stock on the date of distribution and the market value at the beginning of the year. Unrealized appreciation (depreciation) represents the difference between (a) the year-end market value of mutual funds and common stock held and
 (b) the cost of investments purchased during the year (including Hartmarx stock purchased with participant contributions to the Hartmarx Stock Fund at 90% of average trading prices) or the market value at the beginning of the year for investments held to year-end.

 Distributions to participants include the market value of Hartmarx common stock distributed and proceeds from the liquidation of participant investments and including unpaid loan balances.

 NOTE 3 - Investment Programs:
 ----------------------------

 The following investment options were available:

  Vanguard mutual funds (registered investment companies):

   Money Market Reserves (VMMR) Prime Portfolio, a money market mutual fund investing in high-quality money market instruments maturing in one year or less.

   STAR Fund - STAR Portfolio, a balanced fund which invests 60%-70% of its assets in four Vanguard equity funds, with the remaining assets invested in three Vanguard fixed-income portfolios.

   Index Trust - 500 (Index 500) Portfolio, a growth and income fund which invests in all of the stocks included in the Standard & Poor's 500 index.

   Fixed Income Securities Fund (VFISF) GNMA Portfolio, an income fund which invests in Government National Mortgage Association certificates.

   Primecap Fund, a growth fund which invests primarily in common stocks with high growth potential.

   International Growth Portfolio, a growth fund which invests primarily in stocks of companies based outside of the United States.

   Hartmarx GIC Fund, an investment contract fund which is invested in the Vanguard Investment Contract Trust, which primarily holds contracts issued by insurance companies and banks, and in a contract with an insurance company.

   Hartmarx Stock Fund, which primarily invests in Hartmarx common stock.
    Participant contributions and earnings thereon are credited to participant accounts based on shares of Hartmarx common stock at 90% of the average trading prices as reported in the New York Stock Exchange-Composite Transaction quotations on the date the shares are purchased or deemed to be purchased by the Plan; participant loan repayments and transfers to the Fund are credited to participant accounts at the closing market price. While the Plan may purchase Hartmarx common stock either directly from Hartmarx or in the open market, shares acquired in 1995 have been purchased from Hartmarx at the 90% of average trading prices credited to participant accounts for contributions. Shares acquired in 1995 with funds from loan repayments and transfers to the Hartmarx Stock Fund were primarily purchased from Hartmarx.

 A participant may select more than one investment option. Participants may change investment options and transfer previously contributed balances as often as once a month.

 Participants are assigned units in each investment program fund. A summary of units and unit values for each fund of the Plan is as follows:

                                   December 31, 1995      December 31, 1994
                                 ---------------------  ---------------------
                                   Units    Unit Value    Units    Unit Value
                                 ---------  ----------  ---------  ----------
 Hartmarx Stock Fund             1,087,339    $ 6.05    1,273,226    $ 8.12
 VFISF GNMA Portfolio              559,926    $10.43      575,018    $ 9.58
 Hartmarx GIC Fund               7,212,939    $ 1.00    7,613,073    $ 1.00
 VMMR Prime Portfolio            1,227,588    $ 1.00      826,113    $ 1.00
 Vanguard Index 500 Portfolio       86,695    $57.60       73,984    $42.97
 Vanguard STAR Fund Portfolio      322,155    $15.02      300,951    $12.60
 Primecap Fund                     103,238    $26.23       25,315    $19.98
 International Growth Portfolio     50,537    $15.02       28,503    $13.43

 Unit values are based primarily on investment assets of each fund, net of liabilities due Hartmarx, but do not include employee contributions and loan repayments receivable and expenses payable.

 With the exception of the Hartmarx GIC Fund and the Loan Fund, the market value of the investments of each Fund (Hartmarx stock or mutual funds) are published for each business day, and changes in the market value produce similar changes in the unit values of each Fund. The unit value of the Hartmarx GIC Fund is updated and made available to participants monthly by Vanguard based on changes in the value of the Fund's investments.

 NOTE 4 - Taxes:
 --------------

 The Plan is intended to be a qualified employee benefit plan under Section 401(a) of the Internal Revenue Code, exempt from federal income tax, with participants not being subject to tax on Employer contributions or earnings of the Trust prior to receiving benefits under the Plan. On April 5, 1996, the Internal Revenue Service issued a favorable determination letter with respect to the qualified status of the Plan in connection with amendments which became effective July 1, 1989. The Plan Administrator believes that the Plan is designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the Plan Administrator believes a provision for federal income taxes in the accompanying financial statements is not required.

 NOTE 5 - Transfer of Participants' Balances to Benefit Provider of Sold
 -----------------------------------------------------------------------
 Subsidiary:
 ----------

 On July 27, 1995, Hartmarx completed the sale of Kuppenheimer Manufacturing Co. ("Kuppenheimer"), a wholly-owned subsidiary and an Employer. As of that date, Kuppenheimer ceased being a participating Employer in the Plan and participating Kuppenheimer employees became fully vested in Employer contributions. Subsequently, participating Kuppenheimer employees elected to participate in a trustee-to-trustee transfer of account balances aggregating $272,873 to a benefit provider of a plan established by the new owner of Kuppenheimer.

 NOTE 6 - Investment Information:
 -------------------------------

 The following summarizes the Plan's investments at December 31, 1995 and 1994:

                                                         1995
                                              -------------------------
                                              Shares, units     Fair
                                                 or cost       value
                                              -------------  ----------
At quoted market value or net asset value:

Hartmarx Corporation Common Stock...........      1,492,551  $ 6,529,911
Vanguard Mutual Funds:
 VFISF-GNMA Portfolio.......................        559,926    5,840,029
 VMMR Prime Portfolio.......................      1,356,342    1,356,342
 Index 500 Portfolio........................         86,695    4,993,621
 STAR Fund Portfolio........................        322,155    4,838,770
 Primecap Fund..............................        103,238    2,707,939
 International Growth Portfolio.............         50,537      759,062
                                                             -----------
                                                              27,025,674
                                                             -----------
At estimated fair value:

Vanguard Investment Contract Trust..........      5,544,576    5,544,576
Unallocated group annuity
 insurance contract:
 MBL Life Assurance Corp....................    $ 1,668,363    1,668,363
Loans to participants.......................    $ 1,270,591    1,270,591
                                                             -----------
                                                               8,483,530
                                                             -----------
  Total investments.........................                 $35,509,204
                                                             ===========

                                                         1994
                                              --------------------------
 At quoted market value or net asset value:
 Hartmarx Corporation Common Stock...........     1,750,336  $10,283,224
 Vanguard Mutual Funds:
  VFISF-GNMA Portfolio.......................       575,018    5,508,668
  VMMR Prime Portfolio.......................       882,916      882,916
  Index 500 Portfolio........................        73,984    3,179,087
  STAR Fund Portfolio........................       300,951    3,791,988
  Primecap Fund..............................        25,315      505,789
  International Growth Portfolio.............        28,503      382,790
                                                             -----------
                                                              24,534,462
                                                             -----------
 At estimated fair value:

 Vanguard Investment Contract Trust..........     6,030,278    6,030,278
 Unallocated group annuity
  insurance contract:
  MBL Life Assurance Corp....................   $ 1,582,795    1,582,795
 Loans to participants.......................   $ 1,401,100    1,401,100
                                                             -----------
                                                               9,014,173
                                                             -----------
   Total investments..........................               $33,548,635
                                                             ===========

 The Vanguard Investment Contract Trust's average yield during 1995 and 1994 was 6.23% and 5.85%, respectively, and the yield as of December 31, 1995 and 1994 was 6.25% and 6.18%, respectively. The yield of the Vanguard Investment Contract Trust is subject to adjustment daily based on interest credited and earnings on the Trust's investment contracts.

 The MBL Life Assurance Corporation group annuity insurance contract is a restructured investment contract received during 1994 under a rehabilitation plan, replacing an earlier contract with The Mutual Benefit Life Insurance Company. The restructured investment contract matures on December 31, 1999, the end of the rehabilitation period. Under the rehabilitation plan, the restructured investment contract limits annual withdrawals without penalty to 2% of the restructured contract value or greater amounts needed to fund benefits for retirement, death, disability and hardship; larger withdrawals during the remainder of the rehabilitation period are subject to penalties of up to 16.3%. During the rehabilitation period, the Plan is funding participant distributions, loans and transfers from the Hartmarx GIC Fund from more liquid investments of the Hartmarx GIC Fund.

 The crediting interest rate is reset annually based on the experience of MBL Life Assurance Corporation. The minimum annual crediting interest rate during the rehabilitation period is 5%. A substantial portion of Plan's restructured contract is guaranteed by the Illinois Life and Health Insurance Guaranty Association; if the current credit interest rate continues to maturity, approximately 95% of the restructured contract value at maturity is guaranteed. The restructured contract's yield during both 1995 and 1994 was 5.1% and for 1996 is 5.1%. The restructured investment contract, reported in the Plan's financial statements is at estimated fair value, representing the contract values at December 31, 1995 and 1994 less valuation reserves of $96,950 and $96,895, respectively.

 NOTE 7 - Fund Information:
 -------------------------

 The financial position of the funds comprising the Plan as of December 31, 1995 and 1994 is as follows:

                                         VFISF GNMA Portfolio
                                        ----------------------
                                           1995        1994
                                        ----------  ----------
ASSETS:
 Investments:
  Vanguard mutual funds:
   VFISF - GNMA Portfolio.............  $5,840,029  $5,508,668
                                        ----------  ----------
                                         5,840,029   5,508,668
 Due from Hartmarx Corporation:
  Employee contributions..............      35,231      58,504
  Employee loan repayments............       6,233       8,877
                                        ----------  ----------
                                         5,881,493   5,576,049
LIABILITIES:                                     -           -
                                        ----------  ----------

TOTAL EQUITY                            $5,881,493  $5,576,049
                                        ==========  ==========


                                          Hartmarx GIC Fund
                                        ----------------------
                                           1995        1994
                                        ----------  ----------
ASSETS:
 Investments:
  Vanguard Investment Contract Trust..  $5,544,576  $6,030,278
  Unallocated group annuity
   insurance contract.................   1,668,363   1,582,795
                                        ----------  ----------
                                         7,212,939   7,613,073
 Due from Hartmarx Corporation:
  Employee contributions..............      45,856      66,187
  Employee loan repayments............       5,998       9,601
                                        ----------  ----------
                                         7,264,793   7,688,861
LIABILITIES:                                     -           -
                                        ----------  ----------

TOTAL EQUITY                            $7,264,793  $7,688,861
                                        ==========  ==========


                                         VMMR Prime Portfolio
                                        ----------------------
                                           1995        1994
                                        ----------  ----------
ASSETS:
 Investments:
  Vanguard mutual funds:
   VMMR - Prime Portfolio.............  $1,227,588  $  826,113
                                        ----------  ----------
                                         1,227,588     826,113
 Due from Hartmarx Corporation:
  Employee contributions..............       7,806      14,046
  Employee loan repayments............         506         812
                                        ----------  ----------
                                         1,235,900     840,971
LIABILITIES:                                     -           -
                                        ----------  ----------

TOTAL EQUITY                            $1,235,900  $  840,971
                                        ==========  ==========

                                         Index 500 Portfolio
                                        ----------------------
                                           1995        1994
                                        ----------  ----------
ASSETS:
  Investments:
    Vanguard mutual funds:
     Index 500 Portfolio..............  $4,993,621  $3,179,087
                                        ----------  ----------
                                         4,993,621   3,179,087
  Due from Hartmarx Corporation:
    Employee contributions............      49,856      54,890
    Employee loan repayments..........       5,896       5,137
                                        ----------  ----------
                                         5,049,373   3,239,114
LIABILITIES:                                     -           -
                                        ----------  ----------

TOTAL EQUITY                            $5,049,373  $3,239,114
                                        ==========  ==========


                                         STAR Fund Portfolio
                                        ----------------------
                                           1995        1994
                                        ----------  ----------
ASSETS:
  Investments:
    Vanguard mutual funds:
     STAR Fund Portfolio..............  $4,838,770  $3,791,988
                                        ----------  ----------
                                         4,838,770   3,791,988
  Due from Hartmarx Corporation:
    Employee contributions............      63,031      78,659
    Employee loan repayments..........       5,252       5,942
                                        ----------  ----------

                                         4,907,053   3,876,589
LIABILITIES:                                     -           -
                                        ----------  ----------

TOTAL EQUITY                            $4,907,053  $3,876,589
                                        ==========  ==========


                                             Primecap Fund
                                        ----------------------
                                           1995        1994
                                        ----------  ----------
ASSETS:
  Investments:
  Vanguard mutual funds:
    Primecap Fund.....................  $2,707,939  $  505,789
                                        ----------  ----------
                                         2,707,939     505,789


 Due from Hartmarx Corporation:
   Employee contributions.............      45,350      15,804
   Employee loan repayments...........       6,020       2,439
                                        ----------  ----------
                                         2,759,309     524,032
LIABILITIES:                                     -           -
                                        ----------  ----------

TOTAL EQUITY                            $2,759,309  $  524,032
                                        ==========  ==========

                                             International
                                            Growth Portfolio
                                         ----------------------
                                            1995         1994
                                         ----------   ----------
ASSETS:
  Investments:
  Vanguard mutual funds:
    International Growth Portfolio..     $  759,062  $   382,790
                                         ----------  -----------
                                            759,062      382,790

 Due from Hartmarx Corporation:
   Employee contributions...........         10,419       16,639
   Employee loan repayments.........          1,012        1,237
                                         ----------  -----------
                                            770,493      400,666
LIABILITIES:                                      -            -
                                         ----------  -----------

TOTAL EQUITY                             $  770,493  $   400,666
                                         ==========  ===========

                                                Loan Fund
                                         ----------------------
                                            1995         1994
                                         ----------  -----------
ASSETS:
  Investments:
    Loans to participants...........     $1,270,591  $ 1,401,100
                                         ----------  -----------
                                          1,270,591    1,401,100
LIABILITIES:                                      -            -
                                         ----------  -----------

TOTAL EQUITY                             $1,270,591  $ 1,401,100
                                         ==========  ===========


                                          Hartmarx Stock Fund
                                         ----------------------
                                            1995         1994
                                         ----------  -----------
ASSETS:
  Investments:
    Hartmarx Corporation common
     stock..........................     $6,529,911  $10,283,224
    Vanguard mutual funds:
     VMMR - Prime Portfolio.........        128,754       56,803
                                         ----------  -----------
                                          6,658,665   10,340,027
  Due from Hartmarx Corporation:
    Employee contributions..........         70,324      146,799
    Employee loan repayments........         10,180       14,540
  Accrued investment income.........            581          583
                                         ----------  -----------
                                          6,739,750   10,501,949
LIABILITIES:
  Payable to Hartmarx Corporation...         80,843            -
  Administrative expenses payable...              -       24,044
                                         ----------  -----------

TOTAL EQUITY                             $6,658,907  $10,477,905
                                         ==========  ===========

 Investment in each fund option above is at the participants' direction, except that Employer contributions prior to 1989 and related earnings aggregating $632,005 and $942,867 at December 31, 1995 and 1994, respectively, are restricted to the Hartmarx Stock Fund.

 Income and changes in the equity of the funds comprising the Plan for the year ended December 31, 1995 is as follows:

                                           Hartmarx      VFISF        Hartmarx
                                            Stock        GNMA           GIC
                                             Fund      Portfolio        Fund
                                         ------------  ---------     ----------
 Income (loss) from:
   Net gain on distributions of stock
     to participants...................  $       935   $        -    $        -
   Net gain (loss) on sales of
     investments.......................     (103,253)      55,830             -
   Unrealized appreciation
     (depreciation) of investments.....   (1,900,425)     418,253             -
                                         -----------   ----------    ----------
   Net increase (decrease) in
     fair value........................   (2,002,743)     474,083             -

   Other investment income:
   Dividends on shares of
     mutual funds......................            -      411,284             -
   Earnings from money market
     mutual fund.......................        6,814            -             -
   Earnings from Vanguard Investment
     Contract Trust....................            -            -       352,517
   Interest income.....................            -            -        85,568
                                         -----------   ----------    ----------

          Total income (loss)..........   (1,995,929)     885,367       438,085

 Participants' contributions...........    1,056,144      507,663       660,988
 Transfers - loan withdrawals..........     (202,699)    (138,313)     (107,438)
 Transfers - loan repayments...........      168,852      106,331        95,595
 Transfers - among investment
   funds, net..........................   (1,921,664)    (179,551)     (316,200)
 Administrative expenses...............         (600)        (900)            -
 Distributions to participants.........     (862,618)    (827,698)   (1,152,253)
 Transfer of participants' balances
   to benefit provider of
   sold subsidiary.....................      (60,484)     (47,455)      (42,845)
                                         -----------   ----------    ----------

 Net increase (decrease) in fund
   equity..............................   (3,818,998)     305,444      (424,068)

 Fund equity:
   Beginning of year...................   10,477,905    5,576,049     7,688,861
                                         -----------   ----------    ----------

   End of year.........................  $ 6,658,907   $5,881,493    $7,264,793
                                         ===========   ==========    ==========

                                          VMMR         Index        STAR
                                          Prime         500         Fund
                                        Portfolio    Portfolio    Portfolio
                                        ---------    ----------   ----------

Income from:
 Net gain on sales of investments.....  $        -   $  144,462   $  160,452
 Unrealized appreciation
  of investments......................           -      991,094      570,970
                                        ----------   ----------   ----------
 Net increase in fair value...........           -    1,135,556      731,422

 Other investment income:
 Dividends on shares of
  mutual funds........................           -      110,617      343,955
 Earnings from money market
  mutual fund.........................      66,308            -            -
                                        ----------   ----------   ----------

   Total income.......................      66,308    1,246,173    1,075,377

 Participants' contributions..........     130,810      620,377      690,985
 Transfers - loan withdrawals.........     (12,673)     (47,417)     (65,867)
 Transfers - loan repayments..........      17,470       87,415       66,696
 Transfers - among investment funds,
  net.................................     327,114      443,168     (124,580)
 Administrative expenses..............        (110)         (90)        (540)
 Distributions to participants........    (103,970)    (514,651)    (578,263)
 Transfer of participants' balances
  to benefit provider of
  sold subsidiary.....................     (30,020)     (24,716)     (33,344)
                                        ----------   ----------   ----------

  Net increase in fund equity.........     394,929    1,810,259    1,030,464

 Fund equity:
  Beginning of year...................     840,971    3,239,114    3,876,589
                                        ----------   ----------   ----------

  End of year.........................  $1,235,900   $5,049,373   $4,907,053
                                        ==========   ==========   ==========

                                                      International
                                           Primecap       Growth       Loan
                                             Fund       Portfolio      Fund
                                          ----------- ------------- ----------
 Income from:
   Net gain on sales of investments.....  $  119,946    $ 15,406    $        -
   Unrealized appreciation
     of investments.....................     222,622      44,232             -
                                          ----------    --------    ----------
   Net increase in fair value...........     342,568      59,638             -

   Other investment income:
   Dividends on shares of
     mutual funds.......................      77,449      20,170             -
   Interest income from
     participant loans..................           -           -       101,394
                                          ----------    --------    ----------

       Total income.....................     420,017      79,808       101,394

   Participants' contributions..........     449,614     133,886             -
   Transfers - loan withdrawals.........     (16,137)     (3,580)      594,124
   Transfers - loan repayments..........      67,051      15,634      (625,044)
   Transfers - among investment funds,
     net................................   1,584,534     187,179             -
   Administrative expenses..............         (70)        (60)            -
   Distributions to participants........    (235,892)    (42,871)     (200,983)
   Transfer of participants' balances
     to benefit provider of
     sold subsidiary....................     (33,840)       (169)            -
                                          ----------    --------    ----------

     Net increase (decrease) in fund
       equity...........................   2,235,277     369,827      (130,509)

   Fund equity:
     Beginning of year..................     524,032     400,666     1,401,100
                                          ----------    --------    ----------

     End of year........................  $2,759,309    $770,493    $1,270,591
                                          ==========    ========    ==========

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


 We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-03169) of Hartmarx Corporation of our report dated June 18, 1996 appearing on page 1 of
 Exhibit 99 to the 1995 Annual Report on Form 10-K of Hartmarx Corporation, filed with this Form 10K-A.



 PRICE WATERHOUSE LLP

 Chicago, Illinois
 June 18, 1996

                                                              Schedule G, Part I
                                                              ------------------
                                                                (Page 1 of 2)
                      THE HARTMARX SAVINGS-INVESTMENT PLAN

                     EIN: 36-3217140           Plan #: 002

                               PART I - ITEM 27a
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT DECEMBER 31, 1995
                              --------------------

IDENTITY OF PARTY,
  DESCRIPTION OF                  MATURITY     INTEREST               CURRENT
    INVESTMENT                      DATE         RATE      COST        VALUE

 Line 31c(9)(b)
 --------------

 Loans to Participants            Various     7%-11.5%  $     -0-   $ 1,270,591
                                                        ==========  ===========

 Line 31c(11)
 ------------

 Vanguard Investment Contract
   Trust (5,544,576 units)                              $5,544,576  $ 5,544,576
                                                        ==========  ===========

 Line 31c(15)
 ------------

 VMMR - Prime Portfolio
     (1,356,342 shares)                                 $1,356,342  $ 1,356,342

 VFISF-GNMA Portfolio
   (559,926 shares)                                     $5,715,714  $ 5,840,029

 Index 500 Portfolio
   (86,695 shares)                                      $3,935,509  $ 4,993,621

 STAR Fund Portfolio
  (322,155 shares)                                      $4,365,824  $ 4,838,770

 Primecap Fund
   (103,238 shares)                                     $2,485,781  $ 2,707,939

 International Growth
   Portfolio
   (50,537 shares)                                      $  724,249  $   759,062
                                                        ----------  -----------

                                                        $18,583,419 $20,495,763
                                                        =========== ===========

                                                              Schedule G, Part I
                                                              ------------------
                                                                (Page 2 of 2)


                      THE HARTMARX SAVINGS-INVESTMENT PLAN

                     EIN: 36-3217140           Plan #: 002

                               PART I - ITEM 27a
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT DECEMBER 31, 1995
                              --------------------

 IDENTITY OF PARTY,
   DESCRIPTION OF       MATURITY  INTEREST   PAR                      CURRENT
     INVESTMENT           DATE      RATE    VALUE         COST         VALUE

 Line 31c(16)
 ------------

 MBL Life Assurance
  Corp.
  RGA 4690            01/01/2000   #5.1   $1,400,000   $ 1,668,363   $1,668,363
                                                       ===========   ==========


 Line 31d(1)
 -----------

 *Hartmarx Corporation
  Common stock
  (1,492,551 shares)                       $ 2.50      $12,776,791   $6,529,911
                                                       ===========   ==========

 # - See Note 6 to financial statements for further information.

 * - Party in interest to the Plan.

                                                              Schedule G, Part V
                                                              ------------------
                                                                (Page 1 of 1)
                      THE HARTMARX SAVINGS-INVESTMENT PLAN

                     EIN: 36-3217140           Plan #: 002
            PART V - ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
          SERIES OF SECURITY TRANSACTIONS EXCEEDING 5% OF PLAN ASSETS
                            1/1/95 THROUGH 12/31/95

                                                            CURRENT
                                                            VALUE OF
                                                            ASSET ON
IDENTITY OF PARTY/         PURCHASE   SELLING    COST OF  TRANSACTION  NET GAIN
DESCRIPTION OF ASSET        PRICE      PRICE      ASSET       DATE     OR (LOSS)
Hartmarx Corporation
  Common stock            1,579,066       -     1,579,066  1,703,176     124,110
  Common stock                -      3,160,956  4,949,733  3,160,956  (1,788,777)

Vanguard Investment
Contract Trust
  Trust units             1,616,211       -     1,616,211  1,616,211        -
  Trust units                -       2,016,351  2,016,351  2,016,351        -

VMMR Prime Portfolio
  Mutual fund shares      1,400,717       -     1,400,717  1,400,717        -
  Mutual fund shares          -      1,000,788  1,000,788  1,000,788        -

Vanguard GNMA Portfolio
  Mutual fund shares      1,315,183       -     1,315,183  1,315,183        -
  Mutual fund shares          -      1,457,906  1,480,421  1,457,906     (22,515)

Vanguard Index Trust
500 Portfolio
  Mutual fund shares      1,840,150       -     1,840,150  1,840,150        -
  Mutual fund shares          -      1,161,172    998,058  1,161,172     163,114

Vanguard STAR Fund
STAR Portfolio
  Mutual fund shares      2,013,938       -     2,013,938  2,013,938        -
  Mutual fund shares          -      1,698,578  1,586,643  1,698,578     111,935

Vanguard Primecap Fund
  Mutual fund shares      2,947,613       -     2,947,613  2,947,613        -
  Mutual fund shares          -      1,088,031    970,824  1,088,031     117,207